Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of October 22, 2013

among

ALLIQUA, INC.

and

CROSSOVER HEALTHCARE FUND, LLC

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of October 22, 2013 by and among Alliqua, Inc., a Florida corporation (the “Company”), and Crossover Healthcare Fund, LLC (the “Purchaser”).

The parties hereto agree as follows:

ARTICLE I
Purchase and Sale of Preferred Stock and Warrants
Section 1.1 Purchase and Sale of Preferred Shares and Warrants.  Upon the following terms and conditions, the Company shall issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees, to purchase from the Company, at a purchase price of $1,000,000 (the “Purchase Price”), (a) 250,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), and (b) five year warrants (the “Warrants”) to purchase (x) 5,555,555 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.10 per share and (y) 5,555,555 shares of Common Stock at an exercise price of $0.11 per share.  The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit B (the “Certificate of Designation”). The Warrants shall be in the form attached hereto as Exhibit C.  The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Section 1.2 Conversion Shares.  The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares issued pursuant to this Agreement and issuable upon the exercise of the Warrants issued pursuant to this Agreement (the “Warrant Shares”).  Any shares of Common Stock issuable upon conversion of the Preferred Shares are herein referred to as the “Conversion Shares”.

Section 1.3 Closing.  The closing of the purchase and sale of the Preferred Shares and Warrants to be acquired by the Purchaser from the Company under this Agreement (the “Closing”) shall take place at the offices of Haynes and Boone, LLP at 10:00 a.m., New York time, on such date as the Purchaser and the Company may agree upon (the “Closing Date”).

ARTICLE II
Representations and Warranties
Section 2.1 Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto as Exhibit A (the “Schedule”) with each numbered Schedule corresponding to the section number herein), as follows:

(a) Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company does not have any subsidiaries except as set forth in Schedule 2.1(g) hereto.  Each subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (to the extent such concept or any similar concept exists in non-U.S. jurisdictions) and has the requisite corporate or other applicable organizational power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company and each such subsidiary is duly qualified as a corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents (as defined below).

(b) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Warrants (collectively, as amended from time to time, the “Transaction Documents”), and to issue and sell the Preferred Shares and the Warrants in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required.  This Agreement has been duly executed and delivered by the Company.  The other Transaction Documents will have been duly executed and delivered by the Company at the Closing.  Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization.  The authorized capital stock of the Company, the number of shares of such capital stock issued and outstanding, and the number of shares of capital stock reserved for issuance upon the exercise or conversion of all outstanding warrants, stock options, and other securities issued by the Company, as of the date hereof, are set forth on Schedule 2.1(c) hereto.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom.  Except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever granted by the Company or existing pursuant to agreements to which the Company is a party and relating to, or securities or rights convertible into, any shares of capital stock of the Company.  Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.  Except as disclosed on Schedule 2.1(c) or Schedule 2.1(k), (i) there are no outstanding debt securities, or other form of Indebtedness (as defined in Section 2.1(k)) of the Company or any of its subsidiaries, (ii) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, (iii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement, and (iv) as of the date of this Agreement, except as disclosed on Schedule 2.1(c), to the Company’s knowledge, no Person (as defined below) or group of related Persons beneficially owns or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock.  Except as disclosed on Schedule 2.1(c), any Person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights or the time for the exercise of such rights has passed.  Except as set forth on Schedule 2.1(c), there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any of the Company’s equity compensation plans) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents.  The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Charter”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).  For purposes of this Agreement, “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(d) Issuance of Shares.  The Preferred Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation.  When the Warrant Shares are issued in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Conversion Shares are issued in accordance with the terms of the Certificate of Designation, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect.  The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Preferred Shares, the Warrants and the Conversion Shares in accordance with the terms hereof or thereof (other than any filings that may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement that may be filed pursuant hereto, and the Certificate of Designation); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

(f) Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended the “Exchange Act”), and except as disclosed on Schedule 2.1(f), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents.  The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.  At the times of their respective filings, the Commission Documents, as amended, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents.  To the knowledge of the Company, as of their respective dates, none of the Commission Documents, as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Subsidiaries.  Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership.  For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.  All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence.  Except as set forth on Schedule 2.1(l), there are no outstanding charges, pledges, escrow arrangements or other liens affecting the shares of any subsidiary. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.  Except as set forth in the Commission Documents, neither the Company nor any subsidiary holds any equity, debt or other interests of any kind in any other Person.

(h) No Material Adverse Change.  Since December 31, 2012, the Company has not experienced or suffered any Material Adverse Effect.

(i) No Undisclosed Liabilities.  Neither the Company nor any of its subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those described in the Commission Documents or incurred in the ordinary course of the Company’s or its subsidiaries respective businesses since December 31, 2012 which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j) No Undisclosed Events or Circumstances.  No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness.  Schedule 2.1(k) hereto sets forth all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $75,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $75,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l) Title to Assets.  All material assets of the Company and its subsidiaries, including all mineral properties and real estate, are described generally in the Commission Documents. Each of the Company and the subsidiaries has good, recorded (if required by applicable law) and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as set forth on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

(m) Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  There is no Action pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect.  To the knowledge of the Company, there is no Action pending or threatened against any of the Company’s directors, officers or other in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or, to the knowledge of the Company, any officers or directors of the Company or any subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n) Compliance with Law.  The business of the Company and the subsidiaries has been and is presently being conducted in all material respects in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except where, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.  The Company and each of its subsidiaries have all franchises, permits, licenses, concessions, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes.  Except as disclosed on Schedule 2.1(o), the Company and each of the subsidiaries has, in all material respects, accurately prepared and filed all federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable.  None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service or any comparable state or foreign authority.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state, foreign or otherwise) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees.  Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or the Purchaser with respect to the transactions contemplated by this Agreement.

(q) Disclosure.  Neither this Agreement or the Schedule hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Operation of Business.  The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except where failure to own such property or possess such rights would not have a Material Adverse Effect.

(s) Environmental Compliance.  Except as set forth on Schedule 2.1(s), the Company and each of its subsidiaries has obtained all material approvals, authorizations, certificates, consents, licenses, concessions, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any  Environmental Laws, unless the failure to obtain such approvals, authorizations, certificates, consents, licenses, concessions, orders and permits or other similar authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  Except as set forth on Schedule 2.1(s), the Company has all necessary governmental approvals required under all Environmental Laws in connection with its business or in the business of any of its subsidiaries as now being conducted and as proposed to be conducted except for those approvals, if any, for which the failure to possess, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, the Company and each of its subsidiaries are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t) Books and Records; Internal Accounting Controls.  The books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

(u) Material Agreements.  Neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act, except such Material Agreements as are filed as an exhibit to one or more of the Commission Documents or as set forth on Schedule 2.1(u).  The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.  No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits the payment of dividends on the Preferred Shares, other preferred stock of the Company, if any, or the Common Stock.

(v) Transactions with Affiliates.  Except for customary employment contracts or as set forth in the Commission Documents or on Schedule 2.1(v), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or, to the knowledge of the Company, any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(w) Securities Act of 1933.  Based in material part upon the representations herein of the Purchaser, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares and the Warrants hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Preferred Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Preferred Shares and the issuance of the Warrants under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Preferred Shares and Warrants.

(x) Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to Section 3.15 hereof, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Employees.  Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary required to be disclosed in the Commission Documents that is not so disclosed.  No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(z) Absence of Certain Developments.  Except as disclosed in the Commission Documents or on Schedule 2.1(z), since June 30, 2013, neither the Company nor any subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business that are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii) discharged or satisfied any lien or encumbrance in excess of $200,000 or paid any obligation or liability (absolute or contingent) in excess of $200,000, other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $200,000, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation, except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $200,000;

(x) entered into any material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) Public Utility Holding Company Act and Investment Company Act Status.  The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.  The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(bb) ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Preferred Shares and Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the“Code”), provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(cc) Dilutive Effect.  The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(dd) No Integrated Offering.  Neither the Company, nor any of its affiliates or subsidiaries, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Preferred Shares and Warrants pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Preferred Shares and Warrants pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Preferred Shares and Warrants to be integrated with other offerings.  The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and, except as set forth in the Commission Documents, since January 1, 2013, the Company has not offered or sold any of its equity securities or debt securities convertible into equity securities.

(ee) Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP.

(ff) No Disagreements with Accountants.  There are no unresolved disagreements regarding the Company’s accounting policies presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company. To the Company’s knowledge, such accountants are an independent registered public accounting firm as required by the Securities Act.

(gg) Material Non-Public Information.  Except with respect to (i) certain projected sales and financial data and the key assumptions made in the compilation thereof and (ii) the terms of the transactions contemplated hereby and by the other Transaction Documents, the Company has not provided the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.

(hh) Sarbanes-Oxley Act.  The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

Section 2.2 Representations and Warranties of the Purchaser.  The Purchaser hereby makes the following representations and warranties to the Company with respect solely to itself:

(a) Organization and Standing of the Purchaser.  The Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power.  The Purchaser has the requisite power and authority to enter into and perform on this Agreement and to purchase or acquire the Preferred Shares and Warrants being sold or issued to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Purchaser or its board of directors, stockholders, or partners, as the case may be, is required.  The Transaction Documents to which the Purchase is a party have been duly authorized, executed and delivered by the Purchaser and constitute, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

(c) No Conflicts.  The execution, delivery and performance of the Transaction Documents to which the Purchase is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Purchaser’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser).  The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which the Purchase is a party or to purchase the Preferred Shares and Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Purchase For Own Account.  The Purchaser is acquiring the Preferred Shares and the Warrants solely for its own account and not with a view to or for sale in connection with distribution.  The Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, the Purchaser does not agree to hold the Preferred Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Preferred Shares or the Warrants at any time in accordance with federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(e) Status of Purchaser.  The Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer.

(f) Opportunities for Additional Information.  The Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of the Purchaser’s personal knowledge of the Company’s affairs, the Purchaser has asked such questions and received answers to the full satisfaction of the Purchaser, and the Purchaser desires to invest in the Company.

(g) No General Solicitation.  The Purchaser acknowledges that the Preferred Shares and the Warrants were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

(h) Rule 144.  The Purchaser understands that the Preferred Shares and Warrants (along with any Conversion Shares and Warrant Shares) must be held indefinitely unless such securities are registered under the Securities Act or an exemption from registration is available.  The Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances.  The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Preferred Shares or Warrants (along with any Conversion Shares and Warrant Shares) without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i) General.  The Purchaser understands that the Preferred Shares and Warrants are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Preferred Shares and Warrants.

ARTICLE III

Covenants
The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees (as defined herein):

Section 3.1 Securities Compliance.  The Company shall notify the Commission and all applicable state authorities in accordance with their respective rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares, the Warrants and the Conversion Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants and the Conversion Shares to the Purchaser or subsequent holders.

Section 3.2 Registration and Listing.  The Company shall cause its Common Stock to continue to comply in all respects with its reporting and filing obligations under Section 13 or 15(d) of the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to the Transaction Documents, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted therein. So long as the Company is required to make filings with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company will take all action necessary to continue the listing or trading of its Common Stock on the OTCQB Market or other exchange or market on which the Common Stock is trading or may be traded in the future.  Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Preferred Shares and Warrants (along with any Conversion Shares and Warrant Shares) without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3 Compliance with Laws.  The Company shall comply, and cause each subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders, except for such noncompliance with which could reasonably be expected to have a Material Adverse Effect.

Section 3.4 Keeping of Records and Books of Account.  The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.5 Amendments.  As long as at least 20% of the originally issued Preferred Shares are outstanding, the Company shall not amend or waive any provision of the Charter or Bylaws in any way that would adversely affect the liquidation preferences, dividend rights, conversion rights, voting rights or redemption or other rights of the Preferred Shares; provided, however, that any creation and issuance of another series of Junior Stock (as defined in the Certificate of Designation) or any other class or series of equity securities which by its terms shall rank on parity with the Preferred Shares (the creation and issuance of which was permitted under the Certificate of Designation) shall not be deemed to adversely affect such rights, preferences or privileges.

Section 3.6 Other Agreements.  Except with the written consent of the Purchaser, neither the Company nor any subsidiary shall enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any subsidiary to perform under any Transaction Document.

Section 3.7 Use of Proceeds.  The net proceeds from the sale of Preferred Shares and Warrants shall be used for general working capital and fees and expenses related to the offering and sale of the Preferred Shares and Warrants and general working capital of the Company.  None of the net proceeds from the sale of the Preferred Shares and Warrants hereunder shall be used by the Company to redeem or repurchase any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.8 Reservation of Shares.  So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the mandatory issuance of Common Stock as payment of dividends on the Preferred Shares as provided in the Certificate of Designation.

Section 3.9 Disclosure of Transaction.  The Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Certificate of Designation and the form of Warrant) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date, which Form 8-K shall be subject to prior review and comment by the Purchaser at least one (1) day prior to its filing. “Trading Day” means any day during which the OTCQB Market (or other quotation venue or principal exchange on which the Common Stock is traded) shall be open for trading.

Section 3.10 Disclosure of Material Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the terms of the transactions contemplated by this Agreement), unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.11 Sarbanes-Oxley Act.  The Company shall be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

Section 3.12 Pledge of Securities.  The Company acknowledges that the Preferred Shares, Conversion Shares, Warrants and/or the Warrant Shares may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by some or all of such securities.  The pledge of any of such securities shall not be deemed to be a transfer, sale or assignment of such securities under any of the Transaction Documents, and the Purchaser shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company.  At the Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of any of such securities may reasonably request to acknowledge a pledge of any of such securities to such pledgee by the Purchaser.

Section 3.13 Registration Rights.

(a) Subject to the terms set forth herein, at any time after six months from the date hereof and upon any date on which the Conversion Shares and the Warrant Shares (collectively, the “Registrable Securities”) are not eligible to be resold pursuant to Rule 144 without restriction, the Purchaser, for as long as it owns Preferred Shares or Warrants, may request that the Company file a resale shelf registration statement under the Securities Act on Form S-1 or any similar long-form registration covering the public resale of the Registrable Securities or, if available, on Form S-3 or any similar short-form registration, on the terms and conditions set forth in this Section 3.15. All registrations requested pursuant to this Section 3.15(a) are referred to herein as “Demand Registrations.”

(b) The Company shall pay all registration expenses (as hereinafter defined) in connection with any Demand Registrations. The Company shall file a registration statement in connection with any Demand Registration with the Commission within ninety (90) days following its receipt of the Purchaser’s valid notice requesting such Demand Registration. The Company agrees to use all commercially reasonable efforts to (i) cause such registration statement to be declared effective by the Commission as soon as reasonably practicable after its filing with the Commission; and (ii) keep such registration statement continuously effective with the Commission for the lesser of (A) until all of the Registrable Securities are eligible for resale under Rule 144 without restriction, or (B) until all Registrable Securities covered by such registration statement have been sold.

(c) The Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration to the extent the board of directors of the Company in good faith determines that such postponement is necessary in order to avoid premature disclosure of a material financing, acquisition, recapitalization, reorganization or other material transaction, the disclosure of which would have a Material Adverse Effect. The Company may delay a Demand Registration hereunder only once in any twelve (12) month period.

(d) The Company shall have the right to select an investment banker(s) and manager(s) to administer any Demand Registration, subject to the approval of the Purchaser, which approval shall not be unreasonably withheld or delayed.

ARTICLE IV

Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Securities.  The obligation hereunder of the Company to issue and sell the Preferred Shares and Warrants to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of Purchaser’s Representations and Warranties.  The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchaser.  The Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser, or any of the officers, directors or affiliates of the Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Delivery of Purchase Price.  The Purchase Price for the Preferred Shares and Warrants shall have been delivered to the Company.

(f) Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchaser.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Purchase the Securities.  The obligation hereunder of the Purchaser to acquire and pay for the Preferred Shares and Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company.  The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc.  Trading in the Company’s Common Stock shall not have been suspended by the Commission or the OTCQB Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the good faith and reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares or Warrants.

(d) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Certificate of Designation of Rights and Preferences.  Prior to the Closing, the Certificate of Designation in the form of Exhibit B attached hereto shall have been filed with the Secretary of State of Florida.

(g) Opinion of Counsel, Etc. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of the Closing, in the form of Exhibit D hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

(h) Certificates.  At or prior to the Closing, the Company shall have executed and delivered to the Purchaser the certificates (in such denominations as the Purchaser shall request) for the Preferred Shares and the Warrants being acquired by the Purchaser at the Closing (in the denominations as the Purchaser shall request).

(i) Resolutions.  The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to the Purchaser (the “Resolutions”).

(j) Reservation of Shares.  As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and exercise of the Warrants, a number of shares of Common Stock equal to the aggregate number of Conversion Shares and Warrant Shares issuable upon conversion of the Preferred Shares and exercise of the Warrants to be issued pursuant to this Agreement and the payment of dividends on the Preferred Shares as provided in the Certificate of Designation.

(k) Officer’s Certificate.  The Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(l) Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before the Closing Date.

ARTICLE V

Stock Certificate Legend
Section 5.1 Legend.  Each certificate representing the Preferred Shares and the Warrants (along with any Conversion Shares and Warrant Shares), and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER OF THE SECURITIES SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

In connection with any transfer of Conversion Shares and Warrant Shares, the Company agrees to reissue certificates representing any of the Conversion Shares and Warrant Shares, without the legend set forth above, if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request.  Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or Warrant Shares, as the case may be, under the Securities Act is not required in connection with such proposed transfer and the shares may subsequently be resold without any limitations or restrictions, (ii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required and the shares may subsequently be resold without any limitations or restrictions, or (iii) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act without limitation or the Company’s requirement to be current in its filings pursuant to Rule 144(c); and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto.  The Company will respond to any such notice from a holder within five (5) business days.  In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company.  The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.  Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to the Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Conversion Shares is then in effect), the Company shall cause its transfer agent to electronically transmit the Conversion Shares to the Purchaser by crediting the account of the Purchaser or the Purchaser's Prime Broker with the DTC through its Deposit/Withdrawal at Custodian (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement) provided that the Company and the Company’s transfer agent are participating in DTC through the DWAC system.

ARTICLE VI

Indemnification
Section 6.1 Company Indemnity.  The Company agrees to indemnify and hold harmless the Purchaser (and its respective directors, officers, managers, partners, members, stockholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 6.2 Indemnification Procedure.  Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided that, the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII
Miscellaneous
Section 7.1 Fees and Expenses.  Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that, the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchaser in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, which payment shall be made at the Closing and shall not exceed $20,000 and (ii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents.

Section 7.2 Specific Enforcement, Consent to Jurisdiction.

(a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or any of the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.3 Entire Agreement; Amendment.  This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty-one percent (51%) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

Section 7.4 Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	Alliqua, Inc. 2150 Cabot Boulevard West Langhorne, PA 19047 Attention: Chief Executive Officer Tel. No.: (215) 702-8550 Fax No.: (215) 702-8535

with copies to:	Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, NY 10112 Tel. No.: 212-659-4974 Fax No.: 212-884-8234

If to Purchaser:	Crossover Healthcare Fund, LLC 101 Arch St., Suite 2010 Boston, MA 02110 Attention: Daniel Carlson Tel No.: (617) 532-6459 Fax No.: (617) 532-6402

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5 Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Subject to Section 5.1 hereof, the Purchaser may assign the Preferred Shares and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10 Survival.  The representations and warranties and covenants of the Company and the Purchaser shall survive the execution and delivery hereof and the Closings hereunder.

Section 7.11 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or scanned electronic mail (e-mail) attachment, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or scanned signature were the original thereof.

Section 7.12 Publicity.  Except as otherwise provided in this Agreement, the Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.13 Severability.  The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14 Further Assurances.  From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Certificate of Designation and the other Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

ALLIQUA, INC.

By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer

PURCHASER SIGNATURE PAGE TO ALLIQUA, INC.
SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the date first above written:

CROSSOVER HEALTHCARE FUND, LLC

By:	/s/ Daniel F. Carlson
Name: Daniel F. Carlson
Title: Chief Operating Officer

EXHIBIT D to the
SECURITIES PURCHASE AGREEMENT FOR
ALLIQUA, INC.

FORM OF OPINION OF U.S. COUNSEL

1. The Purchase Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

2. Assuming that they are each duly completed, executed and delivered in compliance with the terms and conditions of the Purchase Agreement, the Warrants constitute the valid and binding obligations of the Corporation, enforceable against it in accordance with their terms.

3. The execution and delivery by the Corporation of, and performance by the Corporation of its agreements in, the Transaction Documents will not violate Applicable Laws.

4. No consent, approval, waiver, license, or authorization or any other action by or filing with any governmental authority is required under Applicable Laws in connection with the execution and delivery by the Company of, and performance by the Company of its agreements in, the Transaction Documents to which it is a party, except for those already obtained or completed or expressly contemplated in the Transaction Documents to be performed after the date hereof.

5. It is not necessary, in connection with the offer, sale and delivery of the Preferred Shares to the Purchaser under the Purchase Agreement, to register the Preferred Shares under Section 5 of the Securities Act.

6. It is not necessary, in connection with the offer, sale and delivery of the Warrants to the Purchaser under the Purchase Agreement, to register the Warrants under Section 5 of the Securities Act.